UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 20, 2011
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
          Our Annual Meeting of Shareholders was held on January 20, 2011. Of the 23,371,105 shares of our common stock entitled to vote at the meeting, 19,962,425 shares were present at the meeting in person or by proxy. Our shareholders voted on the following items.
1.	The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, with voting as follows:

Nominee	For	Withheld	Broker Non-Vote
Martha Goldberg Aronson	6,308,504	4,823,424	8,830,497
Mark A. Augusti	6,299,881	4,832,047	8,830,497
Wayne M. Fortun	6,096,235	5,035,693	8,830,497
Jeffrey W. Green	4,267,367	6,864,561	8,830,497
Gary D. Henley	5,710,478	5,421,450	8,830,497
Russell Huffer	5,684,424	5,447,504	8,830,497
William T. Monahan	5,691,840	5,440,088	8,830,497
Thomas R. VerHage	6,173,629	4,958,299	8,830,497
2.	Our shareholders approved the proposal for the adoption of the Hutchinson Technology Incorporated 2011 Equity Incentive Plan, with voting as follows:

For	Against	Abstain	Broker Non-Vote

7,522,457	3,573,644	35,827	8,830,497
3.	Our shareholders approved the proposal for the amendment and restatement of the Hutchinson Technology Incorporated Employee Stock Purchase Plan, with voting as follows:

For	Against	Abstain	Broker Non-Vote

10,783,131	317,535	31,262	8,830,497
4.	Our shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2011, with voting as follows:

For	Against	Abstain	Broker Non-Vote

19,724,984	212,522	24,919	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: January 26, 2011	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer